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                                                     Exhibit (5)
                                                     Commonwealth Edison Company
                                                     Form S-8
                                                     File No. 333-

                                Sidley & Austin
                           One First National Plaza
                           Chicago, Illinois  60603


                                                                 August 13, 1997



Commonwealth Edison Company
10 South Dearborn Street -- 37th Floor
Chicago, Illinois  60603

Ladies and Gentlemen:

          We refer to the Registration Statement on Form S-8 (the "Registration Statement") being filed by Commonwealth Edison Company, an Illinois corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of $20,000,000 aggregate amount of Commonwealth Edison Company Excess Benefit Savings Plan Obligations (the "Obligations). The Obligations are unsecured obligations of the Company to pay certain benefits in the future in accordance with the terms of the Commonwealth Edison Company Excess Benefit Savings Plan (the "Plan").

          We are familiar with the Plan and have examined such records, documents and questions of law, and satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion.

          Based on the foregoing, we are of the opinion that:

          1. The Company is duly incorporated and validly existing under the laws of the State of Illinois.

          2. The Plan has been duly and validly authorized and adopted, and the Obligations being registered hereunder that may be issued to participants in the Plan, when issued or sold in accordance with the Plan, will be valid and binding obligations to the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting enforcement of creditors' rights or by general principles of equity.
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          We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states to the sale of the Obligations.

          We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement.

                                    Very truly yours,



                                    Sidley & Austin

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